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                                                                     EXHIBIT 2.2

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (hereinafter the "Agreement") is made in San Juan, Puerto Rico this 30th day of June, 2000, by and between ORIENTAL BANK AND TRUST, a banking corporation duly authorized, organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter, the "Seller") and POPULAR LEASING & RENTAL, INC., a corporation duly authorized, organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter called the "Purchaser").

         WHEREAS, Seller is in the business of making and/or purchasing finance leases on vehicles and equipment;

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain assets of Seller upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 CERTAIN DEFINITIONS. As used in this Agreement, unless the context requires otherwise, the following terms shall have the meanings indicated, and additional capitalized terms shall have the meanings assigned elsewhere in this Agreement (with terms being defined in the singular having a corresponding meaning in the plural and vice versa):

         (a)      "Assets" means the Leases, the Equipment and the Vehicles.

         (b)      "Commonwealth" means the Commonwealth of Puerto Rico.

         (c)      "Closing Date" means June 30, 2000.

         (d) "Deposit" means an amount delivered or to be delivered to Seller at the inception of a Lease as a deposit or advance payment, as shown on Exhibit A hereto.

         (e)      "Documents" means (i) the documents comprising the Leases,
                  (ii) credit application data provided by the Lessees on the Leases, as well as credit reports and other related documents and verifications obtained by the Seller, (iii) vehicle licenses (including licenses on file for prior years) and, when applicable, Certificates of Title, Public Service Commission certificates of addition, other documents evidencing title to any equipment, and certificates of insurance and insurance policies maintained by Lessees relating to the Vehicles with evidence of payment of premiums, and (iv) Certificate of Title or Ownership or any other evidence of ownership pertaining


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                  to the Equipment, and certificates of insurance and insurance policies maintained by the Lessees relating to the Equipment with evidence of payment of premiums.

         (f) "Equipment" means any equipment or any other personal property, together with all related parts and accessories, which has been leased by Seller to a Lessee pursuant to a Lease.

         (g) "Lease" means any finance lease agreement between Seller and a Lessee, together with all related schedules, amendments and supplements thereto and all amounts owed by Lessees thereto as principal (includes any insurance premiums that have been financed as part of the principal amount of the lease) and interest, but excluding the following: (i) leases delinquent for ninety (90) days or more, (ii) leases on which the Lessees are disputing the balance owed or payments posted, (iii) leases on which any Lessee is subject to bankruptcy proceedings, (iv) leases subject to an existing legal proceeding in the courts or in which the Vehicle or Equipment has been confiscated or has been repossessed or designated for repossession from the Lessee, (v) leases in the process of an insurance claim, and (vi) leases which have an outstanding principal amount of less than $1,000.

         (h) "Lessee" means the person(s) or entity(ies) leasing a Vehicle or Equipment from Seller pursuant to a Lease.

         (i) "Purchase Price" means the total price to be paid by Purchaser for the purchase of the Assets, as described in Section 2.02 hereof.

         (j) "Vehicle" means a motor vehicle together with all related equipment and accessories, which is owned by Seller and has been leased by Seller to a Lessee pursuant to a Lease.

         (k) "Final Closing and Settlement Date" means a date which is a Friday and which complies with both of the following requirements: (i) no earlier than seven (7) days following the Closing Date, and (ii) no later the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the final consummation of the purchase and sale specified in Article IX of this Agreement.

         (l) "Final Net Leases Amount" means the Net Leases Amount computed as of the Closing Date.

         (m) "Net Leases Amount" means the outstanding balance of the Leases (not including the Late and Other Charges (as defined below) covered in Section 6.05 hereto) minus the unearned interest portion of such outstanding balance of the Leases (computed using the interest method).


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         (m)      "Preliminary Net Leases Amount" means the Net Leases Amount computed as of seven (7) days prior to the Closing Date.

         (n) "Escrow Rate" means the rate determined by the escrow agent (or the party paying such interest) based on the offered quotation for the rate of interest on three-month deposits of United States dollars in the London interbank market, as published by Telerate Systems, Inc. (currently on page 3750 of the financial information reporting services published electronically by Telerate Systems, Inc.) at approximately 11:00 a.m. (London Time) on the date of the initial deposit of funds in an escrow account (or the date when the obligation to pay interest commences hereunder), plus 2%

                                   ARTICLE II
                           SALE AND PURCHASE OF ASSETS

         SECTION 2.01 SALE AND PURCHASE. Seller agrees to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase from Seller, subject to the terms and conditions hereinafter set forth, all of the Assets free and clear of all liens and encumbrances, except for interests of Lessees under the Leases. Seller will not guarantee the collectibility of the Leases, and, with the exception of the repurchase obligations set forth in
Section 7.02 and Article XII hereto and any amounts that could become payable by Seller to Purchaser pursuant to the indemnification provisions included in
Article XII hereto, the sale, conveyance, assignment and delivery to Purchaser of the Assets shall be without recourse to Seller.

         SECTION 2.02 PURCHASE PRICE. The Purchase Price for the Assets shall be 97.72% of the outstanding balance of the Leases (not including the Late and Other Charges (as defined below) covered in Section 6.05 below) as of the Closing Date minus the unearned interest portion of such outstanding balance of the Leases as of the Closing Date (computed using the interest method). The Purchase Price shall be calculated according to the formula set forth in Exhibit A hereto.

         SECTION 2.03      PAYMENT OF THE PURCHASE PRICE.

         (a) The Purchase Price shall be paid in two installments. The first installment of the Purchase Price shall be paid on the Closing Date and shall be equal to the Preliminary Net Leases Amount multiplied by .9772, less the amount of ONE MILLION DOLLARS ($1,000,000) which shall be retained by Purchaser (the "Retained Amount").

         (b) The second installment of the Purchase Price shall be paid on the Final Closing and Settlement Date and shall be equal to the sum of (a) Retained Amount and (b) the difference between the Preliminary Net Leases Amount and the Final Net Leases Amount multiplied by .9772 (provided that if such difference is negative then the product of such negative number and .9772 shall be subtracted from the Retained Amount). Purchaser shall pay Seller together with the second


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installment interest on such amount for the period from the Closing Date to the
Final Closing and Settlement Date at the Escrow Rate (or to the extent that the difference between Preliminary Net Leases Amount and the Final Net Leases Amount multiplied by .9772 is negative and exceeds the Retained Amount, the payment from the Seller to the Purchaser shall be paid with interest at the Escrow
Rate).

         SECTION 2.04      CLOSING AND SETTLEMENT.

         (a) An escrow closing of the sale and purchase of the Leases shall take place on the Closing Date at the Legal Division of Popular, Inc., 209 Munoz Rivera Avenue, 9th Floor, San Juan, Puerto Rico or at such other place, at such other time, or on such other date as the parties may mutually agree upon. The escrow closing shall be conditioned on the fulfillment on or prior to the Closing Date of all of the conditions set forth in Sections 9.01 and 9.02 hereto.

         (b) Purchaser shall deposit the first installment of the Purchase Price on the Closing Date in an escrow account with Banco Popular de Puerto Rico (the "Purchase Price Escrow Account"). Such moneys shall remain deposited in the Purchase Price Escrow Account until the Final Closing and Settlement Date. The Purchase Price Escrow Account shall accrue interest at the Escrow Rate.

         (c) The Leases shall be held by the Seller in escrow until the Final Closing and Settlement Date. All payments received by Seller after the Closing Date from or on behalf of Lessees under the Leases to be purchased by Purchaser hereunder shall be deposited by Seller in an escrow account with Seller (the "Lease Payments Escrow Account"). Such moneys shall remain deposited in the Lease Payments Escrow Account until the Final Closing and Settlement Date. The Lease Payments Escrow Account shall accrue interest at the Escrow Rate.

         (d) The final closing and settlement of the purchase and sale of the Leases hereunder shall take place on the Final Closing and Settlement Date at the Legal Division of Popular, Inc., 209 Munoz Rivera Avenue, 9th Floor, San Juan, Puerto Rico or at such other place, at such other time, or on such other date as the parties may mutually agree upon. The final closing and settlement shall be conditioned on the fulfillment of all of the conditions set forth in Sections 9.03 hereto. On the Final Closing and Settlement Date the parties will settle any difference between the preliminary purchase price amount to be deposited in the Purchase Price Escrow Account on the Closing Date and the final purchase price amount determined as of the Closing Date, when the final figures to determine the Final Net Leases Amount are available.

         (e) Title and beneficial ownership of the Leases will be transferred from the Seller to the Purchaser on the Final Closing and Settlement Date effective as of the Closing Date once the following payments, transfers or deliveries have been made: (i) the amounts deposited in the Purchase Price Escrow Account are transferred to Seller; (ii) the amounts deposited in the Lease Payments Escrow Account are transferred to Purchaser, (iii) Purchaser shall pay to Seller the second installment of the Purchase Price; and (iv) the various deliveries contemplated in Section 8.02 hereto have been completed.


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         (f)      From the Closing Date to the Final Closing and Settlement
Date, Seller shall be obligated to receive and deposit in the Lease Payments Escrow Account all payments and make all collections from or on behalf of Lessees under the Eligible Leases and pursuant to such collection it shall execute and perform the following: (i) establish and maintain a complete, accurate and separate account of each Lease; (ii) collect all amounts due with respect to each Lease, as each payment becomes due; (iii) apply all sums collected by it with respect to each Lease to the account of such Lease and allocate such sums to the principal, interest, late charges, insurance and other charges due under such Lease; and (iv) provide any reports relating to such collection and servicing efforts that Purchaser may reasonably request. Seller shall conduct these collection and servicing efforts with due care and in accordance with the same policies, procedures and processing priorities that are presently followed by Seller with respect to the Leases, and in accordance with all applicable laws, rules and regulations.

         SECTION 2.05 TERMINATION OF AGREEMENT. This Agreement may, by giving prior notice, be terminated:

         (a) (i) on or before the Closing Date, by Purchaser if any of the conditions in Section 9.01 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date; or
(ii) on or before the Closing Date, by Seller, if any of the conditions in
Section 9.02 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and the Seller has not waived such condition on or before the Closing Date; (iii) on or before the Final Closing and Settlement Date, by either Purchaser or Seller if any of the conditions in Section 9.03 has not been satisfied as of the Final Closing and Settlement Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the party terminating the Agreement to comply with its obligations under this Agreement);

         (b)      by mutual consent of Purchaser and Seller; or

         (c) by either Purchaser or Seller if the Final Closing and Settlement Date has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 31, 2000, or such later date as Purchaser and Seller may agree upon.

         SECTION 2.06 EFFECT OF TERMINATION. Each party's right of termination under Section 2.05 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to
Section 2.05, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.01, 12.02 and 12.03 will survive. If the termination takes place after the Closing Date, then the obligations of the parties hereunder shall terminate after the following payments and transfers have been made: (i) the amounts deposited in the Purchase Price Escrow


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Account are transferred to Purchaser; (ii) the amounts deposited in the Lease
Payments Escrow Account are transferred to Seller, and (iii) the escrow maintained by Seller of the Leases shall terminate.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         Seller represents, warrants and covenants to Purchaser that:

         SECTION 3.01 ORGANIZATION. Seller is a banking corporation duly organized, existing and in good standing under the laws of the Commonwealth with the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

         SECTION 3.02 CORPORATE AUTHORITY. Seller has all requisite corporate power and authority to carry on its business as it is now being conducted, to enter into this Agreement and perform the transaction contemplated hereunder, and to sell, convey, assign, transfer and deliver the Assets. Seller's board of directors has authorized the execution of this Agreement, and the sale, conveyance, assignment, transfer and delivery to Purchaser of the Assets, and no approval of Seller's shareholders is required.

         SECTION 3.03 TITLE OF ASSETS. Seller holds title to the Assets free and clear of any and all liens, claims and encumbrances or interests of other parties whatsoever, except for interests of Lessees under the Leases, and on the Final Closing and Settlement Date Purchaser will receive good and marketable title to the Assets, free and clear of any and all liens, claims and encumbrances or interests of other parties whatsoever, except for interests of Lessees under the Leases.

         SECTION 3.04 NO CONFLICTS. Neither the execution or delivery by the Seller of this Agreement nor the performance of the transactions contemplated hereby to be performed by it shall:

                  (i) conflict with or result in a breach of any provision of the Articles of Incorporation (or other charter documents) or Bylaws of the Seller;

                  (ii) violate any law or regulation applicable to the Seller or by which the Seller or any of its properties is bound, which violation could have a material adverse effect on the Assets, on the Purchaser's ability to acquire the Assets on the terms set forth herein or on the Seller's ability to perform its obligations under this Agreement (a "Seller Material Adverse Effect"); or

                  (iii) violate, constitute an event of default under, permit the termination of, give rise to a right to accelerate any indebtedness under, or otherwise breach or conflict with, any Lease; or require any consent, approval, authorization or other order of action of, or notice to, or declaration, filing or registration with any governmental agency or other third party (except as otherwise described herein); in each case other than such of the foregoing matters which, or the


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absence of which, would not, either individually or when taken together with all other such matters, have a Seller Material Adverse Effect.

         SECTION 3.05 PAYMENT OF TAXES. All excise taxes related to the Assets which are the responsibility of Seller as owner of the Assets and which are due and payable on or before the Closing Date, together with any interest or penalties thereon, have been paid in full.

         SECTION 3.06 COMPLIANCE; ASSIGNABILITY. Seller is in complete compliance with all of the promises, covenants and undertakings assumed by it under the Leases. Each Lease is assignable to Purchaser hereunder without consent of any Lessee or other third party (except as otherwise described herein), and consummation of the transaction provided for in this Agreement will not result in any breach or default under a Lease or under any other contract or obligation to which Seller is a party.

         SECTION 3.07      INSURANCE POLICIES. Except as set forth in Schedule
3.07 hereto, from the inception of each Lease through the Final Closing and Settlement Date, Seller has maintained and will maintain in full force and effect all the insurance policies required by all laws, regulations and governmental orders for the ownership, maintenance, use and operation of the Assets. Seller has paid and will pay all premiums for such insurance, which relate to all periods through the Final Closing and Settlement Date. The insurance policies maintained by Lessees with respect to the remaining Assets hereto are in full force and effect and are in such form and provide sufficient coverage to comply with all applicable laws and regulations. To best of our knowledge, Lessees have repaired the Vehicles or Equipment with the proceeds of any insurance payable as a result of destruction, loss, theft, damage or impairment paid to Lessees for the purpose of repairing the Vehicle or Equipment.

         SECTION 3.08 NO PENDING LITIGATION; COMPLIANCE WITH LAWS. There has been no decision, judgment, order, consent decree or settlement which will, nor is there pending or threatened any litigation or governmental investigation which if adversely decided or concluded could, adversely affect Purchaser's retention, ownership and enjoyment of the Assets. Except as otherwise described herein, Seller has duly obtained all consents, licenses, approvals and authorizations and has effected all declarations, filings and registrations necessary for the due execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereunder. Seller, and to Seller's best knowledge the Lessees, have complied with all laws, regulations and governmental orders relating to the ownership, maintenance, use and operation of the Assets, the violation of which could adversely affect Purchaser's retention, ownership and enjoyment of the Assets.

         SECTION 3.09 BROKERS OR FINDER'S FEES. Seller will not incur any liability for any broker's or finder's fees or commissions or similar charges in connection with the transaction contemplated by this Agreement.


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                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

         Purchaser represents, warrants and covenants to Seller that:

         SECTION 4.01 ORGANIZATION; CORPORATE AUTHORITY. Purchaser is a corporation duly organized, existing and in good standing under the laws of the Commonwealth, and has all requisite corporate power and authority to carry on its business as it is now being conducted, to enter into this Agreement and perform the transaction contemplated hereunder, and to purchase and accept the Assets.

         SECTION 4.02 CORPORATE AUTHORITY. Purchaser has all requisite corporate power and authority to carry on its business as it is now being conducted, to enter into this Agreement and perform the transaction contemplated hereunder, and to purchase and accept the Assets. Purchaser's board of directors has authorized the execution of this Agreement, and the purchase and acceptance of the Assets from Seller, and no approval of Purchaser's shareholders is required.

         SECTION 4.03 BROKERS OR FINDER'S FEES. Purchaser will not incur any liability for any broker's or finder's fees or commissions or similar charges in connection with the transaction contemplated by this Agreement.

         SECTION 4.04 NO CONFLICTS. Neither the execution or delivery by the Purchaser of this Agreement nor the performance of the transactions contemplated hereby to be performed by it shall:

                  (i) conflict with or result in a breach of any provision of the Articles of Incorporation (or other charter documents) or Bylaws of the Purchaser;

                  (ii) violate any law or regulation applicable to the Purchaser or by which the Seller or any of its properties is bound, which violation could have a material adverse effect on the Purchaser's ability to acquire the Assets on the terms set forth herein or on the Purchaser's ability to perform its obligations under this Agreement (a "Purchaser Material Adverse Effect"); or

                  (iii) require any consent, approval, authorization or other order of action of, or notice to, or declaration, filing or registration with any governmental agency or other third party(except as otherwise described herein); in each case other than such of the foregoing matters which, or the absence of which, would not, either individually or when taken together with all other such matters, have a Purchaser Material Adverse Effect.


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                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                AS TO THE LEASES

         Seller makes the following representations and warranties as to the Leases. The representations and warranties shall survive the sale of the Leases. Purchaser's knowledge of any breach of the representations or warranties contained herein shall not void any of the representations or warranties or Seller's obligation to indemnify Purchaser for any such breach as provided in
Article XII hereto; provided, however, that Purchaser shall inform Seller if Purchaser becomes aware prior to the Closing Date of any breach by Seller of the representations and warranties contained herein:

         SECTION 5.01      CHARACTERISTICS OF LEASES. Each Lease,

                  (i) is for a Vehicle or Equipment in the Commonwealth and complies with the requirements set forth in Section 1.01(g) hereto;

                  (ii) has been fully and properly executed by the parties thereto and contains the original signature of the Lessee;

                  (iii) is the only unsatisfied original executed Lease for the applicable Vehicle or Equipment;

                  (iv) accurately reflects all of the actual terms and conditions of the Lessee's lease of the Vehicle or Equipment with installment payments;

                  (v) is properly documented according to Seller's standards in effect at the time of origination of the Lease; and

                  (vi) is not in the process of being closed out or otherwise liquidated.

         SECTION 5.02 SCHEDULES. The information to be set forth in the Closing Schedule (as defined herein) and in the Settlement Schedule (as defined herein) will be true and accurate as of the dates reflected in such schedules.

         SECTION 5.03 COMPLIANCE WITH LAW. Each Lease complied at the time it was made, and each Lease will comply at the time it is purchased by Purchaser, with all requirements of applicable federal, state and local laws and regulations, including, without limitation, usury laws, the Regulation of Personal Property Lease Contracts Act, the Puerto Rico Retail Installment Sales Act, the Puerto Rico Public Service Commission Act, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulations "B" "M" and "Z" and other regulations promulgated under the aforementioned laws, and other applicable consumer credit laws and equal credit opportunity and disclosure laws. Seller has made all filings


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required under applicable laws and regulations in connection with the Leases to protect its interests in the Vehicles and Equipment.

         SECTION 5.04 ACCOUNT HISTORY. Seller has maintained accurate and complete records of all financial transactions regarding the Leases and the underlying Vehicle or Equipment.

         SECTION 5.05 BINDING OBLIGATION. Each Lease is a legal, valid and binding obligation of the Lessee thereunder, enforceable by the holder thereof in accordance with its terms, except as the enforcement thereunder may be affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or laws affecting fraudulent conveyances or (ii) the availability of certain remedies may be subject to equitable principles and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 5.06 NO DEFENSES. Seller is not aware of any claims of rescission, setoff, counterclaim or defense have been asserted or threatened with respect to any Lease.

         SECTION 5.07 SERVICING COMPLIANCE. Seller has conducted its business with respect to the Leases, including but not limited to the collection and administration of the Leases, in accordance with all applicable laws, rules and regulations. The delinquency of the Leases is accurately stated in the servicing system of Seller, based on standard contractual delinquency parameters.

         SECTION 5.08 REGISTRATION OF VEHICLES. Each Vehicle has been registered with the Commonwealth of Puerto Rico Department of Motor Vehicles and all payments required in connection with such registration have been paid in full.

                                   ARTICLE VI
             LEASE PAYMENTS, EXPENSES, DEPOSITS AND OTHER COVENANTS

         SECTION 6.01 APPLICATION OF LEASE PAYMENTS; PAYMENTS AFTER THE FINAL CLOSING AND SETTLEMENT DATE. (a) Other than the Late and Other Charges which are covered under Section 6.05 hereto, all rentals, insurance charges and other revenues derived from the Leases which were due and paid to Seller as of the Closing Date shall be the property of Seller, and all rentals, insurance charges and other revenues derived from the Leases which were due and unpaid as of the Closing Date or which became due thereafter, shall be the property of Purchaser.

         (b) All payments received by Seller from Lessees under the Leases purchased by Purchaser hereunder after the Final Closing and Settlement Date, including, but not limited to mail, ACH or Seller's branches, or any other electronic or digital method, will be kept by Seller only as a trustee. In order to assure prompt credit to Lessees' Leases, no later than the business day following the date of receipt by Seller, Seller will provide information to Purchaser regarding the payments received by Seller from Lessees under the Leases and remit such payments to Purchaser. If any such payment


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is received by Seller after a period of ninety (90) days from the Final Closing and Settlement Date, Purchaser shall pay Seller a service fee equal to 2% of the amount of the payments received by Seller and forwarded to Purchaser after such ninety (90) day period.

         SECTION 6.02 EXPENSES. Seller shall be responsible and pay for (i) all costs and expenses pertaining to the Leases, Vehicles or Equipment which are the responsibility of the Lessor under the Leases and which relate to any period on or before the Closing Date (including, but not limited to, annual vehicle registration fees, compulsory insurance premiums and other required insurance premiums); and (ii) all costs and expenses related to the cancellation of any lien or encumbrance on the Assets. Purchaser shall be responsible for all costs and expenses pertaining to the Leases, Vehicles or Equipment which are the responsibility of the Lessor under the Leases and which relate to any period after the Closing Date (including, but not limited to, traffic violation fines, annual vehicle registration fees, compulsory insurance premiums and other required insurance premiums). Each party will bear its expenses incurred in connection with the preparation and execution of this Agreement. Seller and Purchaser shall share equally all costs and expenses relating to the transferring of title to the Assets from Seller to Purchaser.

         SECTION 6.03 DEPOSITS AND PREPAID EXPENSES. On the Closing Date, Seller shall deposit in the Lease Payments Escrow Account with respect to each Asset being purchased, all Deposits received by Seller and any and all other monies received by Seller representing prepayments of rentals, insurance, taxes, licenses or other charges under the Leases, to the extent that they relate to any period of time after the Closing Date.

         SECTION 6.04 REGULATORY APPROVALS. Purchaser and Seller shall use their best efforts to secure all regulatory approvals required to consummate the transactions contemplated by this Agreement, including, but not limited to, the filing of notices required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or early termination of the applicable waiting period thereunder. Purchaser and Seller agree to cooperate fully in obtaining any such approvals and in completing any such notices or applications as shall be necessary in connection with the transactions contemplated by this Agreement. The filing fee required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended shall be paid by the Purchaser.

         SECTION 6.05 LATE CHARGES AND OTHER CHARGES. (a) Purchaser agrees that after the Final Closing and Settlement Date it will undertake its best efforts to collect from the Lessees upon cancellation of the Leases all the late charges and other charges and amounts (other than principal and interest) owed to Seller thereunder (the "Late and Other Charges") as of the Closing Date; provided, however, that all amounts received by Purchaser during the 45-day period following the Final Closing and Settlement Date that represent payments of late and other charges owed under any Lease shall be understood to first represent a collection of Late and Other Charges owed to Seller under such Lease. Purchaser's best efforts to collect Late and Other Charges shall include, to the extent permitted by law, withholding the transfer of title to the Vehicles and Equipment to Lessees until the payment in full of the Late and Other Charges. The exact amount of the Late and Other Charges covered hereunder shall be set forth in a closing document to be executed by both parties on the Closing Date. On the Closing Date, Purchaser shall deposit the amount of the Late and Other Charges shown in such document in an escrow account in Banco Popular de Puerto Rico (the "Escrow Agent").

         (b) The Escrow Agent will pay to Seller on a monthly basis the following (after deducting the servicing fee payable to Purchaser described herein below); (i) all amounts Purchaser collects from Lessees upon cancellation of the Leases with respect to such Late and Other Charges; (ii) all amounts Purchaser collects during the 45-day period following the Final Closing and Settlement Date that represent payments of late and other charges owed under any Lease as described in the preceding paragraph; and (iii) all amounts Purchaser collects after such 45-day period that represent payments of late and other charges owed under any Lease in excess of the late and other charges that are owed to Purchaser under such Lease. This payment shall be made by the Escrow Agent to Seller no later than the tenth calendar day of the following month and the Escrow Agent shall pay to Purchaser an amount equal to 5% of the amount payable to Seller as a servicing fee for its collection efforts. Together with such monthly payment, Purchaser shall deliver to Seller a monthly report detailing the following: (i) the Leases canceled in the previous month and the results of the collection efforts of Purchaser of any Late and Other Charges owed under such canceled Leases; and (ii) all other amounts collected by Purchaser representing Late and Other Charges.

         (c) The parties agree that Seller shall be solely responsible for proving the validity and legality of any Late and Other Charge, and that Seller shall respond to any request by Purchaser in this respect within 48 hours. If Seller is unable to prove the validity or legality of a Late or Other Charge or does not respond within such 48-hour period, Purchaser shall have the right to waive such Late or Other Charge and receive the amount represented by such Late or Other Charge from the escrow account.

         (d) In the event that Purchaser is required to charge-off any Lease in accordance with Purchaser's charge-off policy or any applicable law or regulation or in the event that there is a repossession or a confiscation, theft or accident resulting in the total loss of the Vehicle or Equipment, Purchaser shall have the right to receive the amount represented by any Late or Other Charge with respect to such Lease from the escrow account.

         (e) In the event that Purchaser waives any Late or Other Charge for any particular Lessee (i.e., the Late or Other Charge is valid and collectible under the terms of the Lease but such Late or Other Charge is waived by Purchaser whether at the cancellation of the Lease or beforehand), Seller shall have the right to receive the amount represented by such Late or Other Charge from the escrow account.

         (f) All of the interest earned on the escrow account shall be prorated between Purchaser and Seller in accordance with the percentage of the amount received by each party of the original deposit in such escrow account. The escrow account shall accrue interest at the Escrow Rate.

         SECTION 6.06 BEST EFFORTS. Between the date of this Agreement and the Settlement Date, the Purchaser and the Seller will use their best efforts to cause all of the conditions set forth in Article IX hereto to be satisfied.

         SECTION 6.07      DELIVERY OF CLOSING SCHEDULE AND SETTLEMENT SCHEDULE.
(a) Seller shall deliver to Purchaser on the Closing Date a schedule (the "Closing Schedule") showing the following information for the Assets to be purchased hereunder: (i) the name of the Lessee(s) and the Lease number assigned to the Lease by Seller; (ii) the original amount of the Lease, the date of commencement of the Lease, the initial term of the Lease and the remaining term on the Lease; (iii) the annual percentage rate of the Lease; (iv) the monthly rent of the Lease (principal and interest) and the monthly rent of the Lease (vehicle license and related fees); (v) the residual value of the Lease; (vi) the outstanding balance of the Lease (not including Late and Other Charges) as of seven (7) days immediately prior to the Closing Date; (vii) the unearned interest portion of the outstanding balance of the Lease as of seven (7) days immediately prior to the Closing Date (computed using the interest method);
(viii) the Late and Other Charges owed under such Lease as of seven (7) days immediately prior to the Closing Date; (ix) the Deposits under such Lease as of seven (7) days immediately prior to the Closing Date; (x) a description of the Vehicle (including license plate number and vehicle registration) and Equipment and related accessories that are being leased under the Lease; and (xi) days past due of the Lease as of seven (7) days immediately prior to the Closing Date.

         (b) Seller shall also deliver to Purchaser on the Final Closing and Settlement Date a schedule (the "Settlement Schedule") showing the following information for the Assets to be purchased hereunder: (i) the name of the Lessee(s) and the Lease number assigned to the Lease by Seller; (ii) the original amount of the Lease, the date of commencement of the Lease, the initial term of the Lease and the remaining term on the Lease; (iii) the annual percentage rate of the Lease; (iv) the monthly rent of the Lease (principal and interest) and the monthly rent of the Lease (vehicle license and related fees);
(v) the residual value of the Lease; (vi) the outstanding balance of the Lease (not including Late and Other Charges) as of the Closing Date; (vii) the unearned interest portion of the outstanding balance of the Lease as of the Closing Date (computed using the interest method); (viii) the Late and Other Charges owed under such Lease as of the Closing Date; (ix) the Deposits under such Lease as of the Closing Date; (x) a description of the Lease and Equipment and related accessories that are being leased under the Lease; and (xi) days past due of the Lease as of the Closing Date.

         SECTION 6.08 NOTICES TO LESSEES. No later than five (5) days following the Final Closing and Settlement Date, Seller and Purchase shall jointly mail notices to the Lessees, in a form mutually approved by Purchaser, informing the Lessees of this transaction (and the fact that this transaction does not affect the terms and conditions of their Leases) and instructing them to forward future Lease payments to Purchaser, which notices shall also include a statement with respect to the past due payments, late charges and other charges owed by each Lessee and requesting the Lessee to contact the Seller or the Purchaser if there are any questions or disputes regarding the amount of such past due payments, late charges and other charges. The costs and expenses related to the preparation and mailing of such joint notices shall be shared equally by the parties.

         SECTION 6.09 RIGHT OF FIRST REFUSAL. For a period of twelve (12) months from the Final Closing and Settlement Date, Seller shall be obligated to refer to Purchaser the credit application of any customer that requests a finance lease on a vehicle or equipment from Seller. If such credit application is approved by Purchaser and a finance lease is closed by the Purchaser that meets the conditions set forth in Schedule 6.9 hereto, the Seller shall be entitled to receive from Purchaser the payments set forth in Schedule 6.9 hereto. The right of first refusal provision described in this Section 6.9 shall terminate if there is a change in control of the Seller or of the Seller's holding company. For purposes of this provision, the term "control" shall be defined as such term is defined in the Change in Bank Control Act, as amended, and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation.

         SECTION 6.10 NON-SOLICITATION. For a period of twelve (12) months subsequent to the twelve (12) month period after the Final Closing and Settlement Date, Seller will not directly solicit and offer a finance lease to any Obligor on any Lease being sold by Seller to Purchaser hereunder. In the event that Seller breaches the aforementioned non-solicitation provision and pays off a Lease by entering into a finance lease with an Obligor, Seller will pay to Purchaser a premium of 0.0250 on the then principal balance plus accrued interest of such Lease. During the aforementioned 12-month period, Seller shall be permitted to make a finance lease which pays off a Lease only if an Obligor, on an unsolicited basis, requests such a lease product from Seller. This provision shall cease to be in effect if there is a change in control of the Seller or the Seller's holding company. For purposes of this provision, the term "control" shall be defined as such Term is defined in the Change in Bank Control Act, as amended, and the regulations promulgated thereunder.

                                   ARTICLE VII
                              INSURANCE AND LOSSES

         SECTION 7.01 INSURANCE. Effective on the Final Closing and Settlement Date, Seller shall assign to Purchaser any and all rights of Seller under the policy or policies of insurance maintained by Seller as lessor or by the Lessees, providing for automobile liability insurance and automobile collision and comprehensive physical damage insurance with respect to the Vehicles and any other insurance related to public liability, physical damage, destruction, loss, theft, damage or impairment insurance with respect to the Equipment.

         SECTION 7.02 RISK OF LOSS. Except as otherwise provided in Article XII of this Agreement, prior to the Closing Date Seller shall bear, and on and after the Closing Date Purchaser shall bear the risk of destruction, theft, loss or damage occurring with respect to the Vehicles or the Equipment. If prior to the Closing Date any Vehicle or Equipment is destroyed, lost, stolen or damaged, or the use thereof is materially impaired, Seller shall promptly notify Purchaser and Purchaser may at its option (i) require that the proceeds of any insurance payable as a result of such destruction, loss, theft, damage or impairment be paid to Purchaser or applied to repair the Vehicle or Equipment, or (ii) if Purchaser is so notified prior to the Closing Date, elect not to purchase such Vehicle, Equipment and its related Lease, in which case the Purchase Price shall be reduced accordingly, or (iii) if Purchaser is notified after the Closing Date, require Seller to repurchase such Vehicle, Equipment and its related Lease in accordance with Section 12.05 hereof.

                                  ARTICLE VIII
                      SETTLEMENT AND POST SETTLEMENT REVIEW

         SECTION 8.01 FINAL CLOSING AND SETTLEMENT. The final closing and settlement of the purchase and sale of the Assets provided for in this Agreement shall take place on the Final Closing and Settlement Date as contemplated in
Section 2.04(d) hereto.

         SECTION 8.02 EVENTS AT FINAL CLOSING AND SETTLEMENT. All transactions consummated on the Final Closing and Settlement Date will be deemed to have been made simultaneously and no documents or funds will be deemed to have been delivered until all required documents and funds have been delivered. The following events will take place on the Final Closing and Settlement Date:

                  (i) Seller shall deliver to Purchaser a duly executed assignment of all insurance policies being assigned to Purchaser pursuant to Section 7.01 hereof, together with original copies of all insurance policies being assigned (including all current endorsements, premium notices and other related documents); and

                  (ii) Seller shall deliver to Purchaser duly executed copies of all documents that are necessary to be filed by Purchaser with the Public Service Commission and the Department of Transportation and Public Works.

         SECTION 8.03 JOINT REVIEW OF FILES AND DOCUMENTS. During a period of sixty (60) days following the Final Closing and Settlement Date, representatives of Purchaser and Seller shall jointly review all of the files relating to the Assets to ascertain that the Documents are included therein. At the end of such sixty-day review period, the parties agree that: (i) Seller shall deliver to Purchaser the Documents; (ii) Purchaser shall deliver to Seller a list of the missing Documents in the files; and (iii) Seller shall deliver to Purchaser the missing Documents within sixty (60) days after receiving the list from Purchaser. Seller shall not be responsible for any missing Document not requested by Purchaser on the list prepared by Purchaser hereunder, or for any loss or liability resulting from the non-existence or disappearance of any Document not included in the list.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

         SECTION 9.01 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to purchase the Assets hereunder shall be subject to the fulfillment of the following conditions on or prior to the Closing Date:

         (a) The representations and warranties of Seller contained in Articles III and V hereof shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

         (b) Seller shall have performed all obligations and covenants required to be observed and performed by Seller hereunder on or prior to the Closing Date.

         (c) Seller must have delivered to Purchaser a certificate executed by Seller stating that all obligations and covenants required to be observed and performed by Seller hereunder on or prior to the Closing Date have been performed.

         (d) Seller shall deliver to Purchaser a certificate of resolution approved by its Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby without any further approvals being required.

         SECTION 9.02 CONDITION PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to sell the Assets hereunder shall be subject to the fulfillment of the following conditions on or prior to the Closing Date:

         (a)      The representations and warranties of Purchaser contained in
Article IV hereof shall be true and correct all material respects as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

         (b) Purchaser shall have performed all obligations and covenants required to be observed and performed by Purchaser hereunder on or prior to the Closing Date.

         (c) Purchaser must have delivered to Seller a certificate executed by Purchaser stating that all obligations and covenants required to be observed and performed by Purchaser hereunder on or prior to the Closing Date have been performed.

         (d) Purchaser shall deliver to Seller a certificate of resolution approved by its Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby without any further approvals being required.

         SECTION 9.03 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND PURCHASER. The obligations of Seller and Purchaser set forth herein shall be subject to the fulfillment of the following conditions prior to the Final Closing and Settlement Date:

         (a) All regulatory approvals required to consummate the transaction contemplated hereunder and referred to in Section 6.04 hereto, if any, shall have been secured and shall not have been withdrawn.

         (b) The waiting period referred to in Section 6.04 hereto shall have expired or been terminated.

                                    ARTICLE X
                              ASSIGNMENT OF LEASES

         SECTION 10.01 ASSIGNMENT OF LEASES. In accordance with the terms and conditions of this Agreement, Seller will sell, convey, transfer and assign to Purchaser, and Purchaser agrees to purchase, accept and assume all of Seller's rights, title and interests in and to the Leases in accordance with the terms of this Agreement.

                                   ARTICLE XI
                                      SALE

         SECTION 11.01 SALE OF EQUIPMENT AND VEHICLES. (a) In accordance with the terms and conditions of this Agreement, Seller will grant, bargain, sell, convey, transfer, assign, set over, confirm and deliver unto Purchaser, its successors and assigns, the Equipment, Vehicles and related accessories to be described in the Closing Schedule and Settlement Schedule and made a part hereof and all warranties and representations by the vendor and/or manufacturer of any of the same pertaining thereto.

         (b) Seller does hereby bind itself, its successors and assigns, to warrant and forever defend the title to the Equipment and Vehicles, to Purchaser, its successors and assigns, from and against every person whomsoever claiming the same or any part thereof.

         (c) In accordance with the terms and conditions of this Agreement, all of the foregoing Equipment and Vehicles are hereby bargained, sold, granted, conveyed, assigned, transferred, set over, confirmed, and delivered by Seller to Purchaser free and clear of any and all liens, claims, encumbrances or indebtedness of any kind whatsoever, whether matured or unmatured, liquidated or unliquidated, contingent or otherwise, and are hereby warranted to be free and clear of any of same and subject to no obligations or commitments of any kind except for the rights of the Lessees under the Leases.

         (d) Notwithstanding anything to the contrary contained herein as to the effectiveness of this Agreement, it is understood and agreed that legal title and possession of the Vehicles and Equipment shall be deemed vested and transferred to Purchaser on the Final Closing and Settlement Date.

                                   ARTICLE XII
                         INDEMNIFICATION AND REPURCHASE.

         SECTION 12.01 INDEMNIFICATION. Seller agrees to defend, indemnify and hold harmless Purchaser, its successors and assigns, from and against the following (collectively, the Purchaser's Claims"):

         (i) Any losses, claims, damages, costs or expenses resulting from or arising out of, or any liabilities, obligations, debts, actions or claims that may be asserted against Purchaser or any part of the Assets resulting from or arising out of, the following: (1) the ownership, use, maintenance or operation of any Vehicles or Equipment prior to the Closing Date, (2) the failure of Seller to satisfy any of its obligations under a

                  Lease prior to the Closing Date, (3) the failure of Seller to procure or maintain or to cause any Lessee to procure or maintain, automobile liability insurance and automobile collision and comprehensive physical damage insurance on any Vehicle or comparable insurance coverage on any Equipment or any insurance required by applicable laws or regulations (whether the claim, action, liability, obligation, accident or loss arises or occurs before or after the Closing Date), (4) the inability of Purchaser to collect on any Lease because of a missing Document identified in the list to be provided by Purchaser to Seller pursuant to Section 8.03 hereto, or (5) any action taken or omitted to be taken by Seller during the period from the Closing Date to the Final Closing and Settlement Date, relating in any such case to its collection and servicing efforts under Section 2.04(f);

         (ii) Any losses, claims, damages, obligations, actions, liabilities, costs or expenses that result if any of the warranties, representations or covenants of Seller set forth in this Agreement or in any closing document delivered by Seller pursuant to this Agreement, should prove to be untrue or misleading, or if any covenant or agreement of Seller under this Agreement is not fulfilled; and

         (iii) Any costs and expenses (including reasonable attorney fees) of all actions, suits, proceedings, demands, assessments and/or judgments incident to any of the foregoing.

         SECTION 12.02 INDEMNIFICATION. Purchaser agrees to defend, indemnify and hold harmless Seller, its successors and assigns, from and against the following (collectively, the "Seller's Claims"):

         (i) Any losses, claims, damages, costs or expenses resulting from or arising out of, or any liabilities, obligations, debts, actions or claims that may be asserted against Seller resulting from or arising out of, the following: (1) the ownership, use, maintenance or operation of any Vehicles or Equipment after the Closing Date (except with respect to those Vehicles or Equipment that at the Closing Date are not covered by insurance), and (2) the failure of Purchaser to satisfy any of its obligations under a Lease after the Closing Date;

         (ii) Any losses, claims, damages, obligations, actions, liabilities, costs or expenses that result if any of the warranties, representations or covenants of Purchaser set forth in this Agreement or in any closing document delivered by Purchaser pursuant to this Agreement, should prove to be untrue or misleading, or if any covenant or agreement of Purchaser under this Agreement is not fulfilled; and

         (iii) Any costs and expenses (including reasonable attorney fees) of all actions, suits, proceedings, demands, assessments and/or judgments incident to any of the foregoing.

         SECTION 12.03 PROCEDURES RELATING TO INDEMNIFICATION. In order for the Seller or the Purchaser to be entitled to any indemnification provided for under this Agreement, arising out of or involving a Seller's Claim or a Purchaser's Claim, the indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Seller's Claim or the Purchaser's Claim, as the case may be, within thirty (30) days after receipt by the Purchaser of written notice of the Seller's Claim or the Purchaser's Claim, as the case may be; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period following the end of such 30-day period referred to above in which the indemnified party failed to give such notice and the date on which such notice is given). Thereafter, the indemnified party shall deliver to the indemnifying party, within twenty (20) business days after the Purchaser's receipt thereof, copies of all notices and documents (including court papers) received by the Purchaser relating to the Seller's Claim or the Purchaser's Claim, as the case may be

         The indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense of the indemnified party (unless the indemnified party is also a party to such Seller's Claim or the Purchaser's Claim, as the case may be, and the indemnified party determines in good faith that joint representation would be inappropriate due to a potential conflict of interest) with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party be entitled under the preceding sentence to assume the defense of a Seller's Claim or the Purchaser's Claim, as the case may be, and so elects to assume such defense, the indemnifying party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnified party, it being understood that the indemnifying party shall control such defense (except in the circumstances set forth in the parenthetical to the first sentence of this paragraph). The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period following the 30-day period referred to in the first sentence of this Section 12.03 in which the indemnified shall have failed to give notice of the Seller's Claim or the Purchaser's Claim, as the case may be, as provided above). If the indemnifying party chooses to defend or prosecute any Seller's Claim or the Purchaser's Claim, as the case may be, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Seller's Claim or the Purchaser's Claim, as the case may be, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Seller's Claim or the Purchaser's Claim, as the case may be, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Seller's Claim or the Purchaser's Claim, as the case may be, without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld or delayed).

         SECTION 12.04 GOVERNMENT APPROVALS. If despite the best efforts of Purchaser and Seller, Purchaser is unable to obtain any authorization from the Public Service Commission, the Department of Transportation and Public Works or other governmental authority necessary to Purchaser's retention, ownership and enjoyment of the Vehicles as evidenced by written statement to that effect from the Public Service Commission, the Department of Transportation and Public Works or such other governmental entity, Purchaser may require Seller to repurchase the Assets in accordance with Section 12.05 hereof.

         SECTION 12.05 VEHICLE REPURCHASE. Without limiting any other rights or remedies available to Purchaser, if any indemnification obligation arises under Section 12.01 hereof and relates to a particular Vehicle, Equipment or Lease, or if Purchaser is permitted to require repurchase of any Vehicle or Equipment under Section 7.02 hereof or of all Vehicles under Section 12.04 hereof, Purchaser may at its option require Seller to repurchase each such Vehicle or Equipment and its related Lease for a purchase price equal to (i) its original Purchase Price, plus (ii) vehicle licenses, Puerto Rico compulsory insurance premiums (ACAA and the mandatory vehicle liability insurance), any other insurance premiums and any other reasonable out-of-pocket costs and expenses related only to the towing and storing the repurchased Vehicles and Equipment, minus (iii) any related Deposit or other prepaid expense previously transferred to Purchaser and any rentals (net of the earned interest portion of those rentals, computed using the interest method) paid to Purchaser with respect to the repurchased Vehicle or Equipment and its related Lease and any other payments made under the Lease to Purchaser for the reimbursement of the expenses described in (ii) above.

         Upon any such repurchase Purchaser shall deliver to Seller the Vehicle or Equipment free and clear of liens and encumbrances, liabilities or claims other than those which may have arisen prior to the Final Closing and Settlement Date or by reason of Seller's prior ownership of the Vehicle or Equipment, will provide Seller with evidence of insurance on the Vehicle or Equipment from the Final Closing and Settlement Date to the time of such repurchase (to the extent the Vehicle or Equipment had such insurance prior to the Final Closing and Settlement Date) and will assign to Seller any and all rights of Purchaser under said policy or policies which may have arisen during the period of Purchaser's ownership.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 13.01 ENTIRE AGREEMENT. When properly executed and delivered, this Agreement and its Exhibits, each of which is incorporated herein, embodies all of the representations, warranties and agreements of the parties with respect to its subject matter, and no representations, warranties, covenants, undertakings or agreements in relation thereto exist between the parties except as herein expressly set forth. This Agreement supersedes all prior agreements between the parties with respect to the subject matter.

         SECTION 13.02 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         SECTION 13.03 FURTHER ASSURANCES. Upon request by Purchaser before or after the Final Closing and Settlement Date, Seller shall do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to vest in Purchaser full title, ownership and control of and over the Assets. Upon request by Purchaser before or after the Final Closing and Settlement Date, Seller shall also provide to Purchaser any additional information or documents available to Seller and relating to the Assets and/or Lessees. Seller and Purchaser shall cooperate to preserve intact the good will of the Lessees and to facilitate the timely collection of rentals and the servicing of the Leases.

         SECTION 13.04 RIGHTS AND REMEDIES. No right or remedy conferred upon or reserved to any party by this Agreement shall exclude any other right or remedy, but each such right or remedy shall be cumulative and shall be in addition to every other right or remedy hereunder or available by law. No party will be deemed to have waived any right or remedy unless the waiver is in writing, nor shall the waiver of any right or remedy be deemed or construed as a waiver of any other right or remedy or as a waiver of the same right or remedy on a different occasion.

         SECTION 13.05 NOTICES. Any notice or other communication required or permitted hereunder shall be delivered by certified mail, return receipt requested, postage prepaid, addressed as follows or by fax:

         If to Seller:                                        If to Purchaser:

         Oriental Bank and Trust                              Popular Leasing & Rental, Inc.
         P.O. Box 195115                                      M1046 Federico Costas Street,
         San Juan, PR 00919-5115                              Tres Monjitas Industrial Park,
                                                              Hato Rey, Puerto Rico 00918
         Attn: Jose E. Fernandez, President                   Attn: Andres F. Morrell, President
         Fax: (787) 771-6770                                  Fax No. (787) 753-6308

         With a copy to:                                      With a copy to:

         McConnell Valdes                                     Banco Popular de Puerto Rico-Legal Division
         P.O. Box 364225                                      P.O. Box 362708
         San Juan, P.R. 00936-4225                            San Juan, P.R. 00936-2708
         Attn: Carlos O. Souffront                            Attn. Ramon D. Lloveras

         SECTION 13.06 AMENDMENTS. This Agreement may be amended or terminated only in writing executed by both parties hereto.

         SECTION 13.07 SURVIVAL. All warranties, representations, covenants and agreements of Seller set forth in this Agreement shall survive the Closing Date, notwithstanding any investigation or inspection previously or hereafter made by or on behalf of Purchaser.

         SECTION 13.08 INTERPRETATION AND CONSTRUCTION. The captions in this Agreement are for convenience only and shall not be considered part of this Agreement. This Agreement has been made in the Commonwealth and shall be interpreted, construed and governed by and in accordance with the laws of the Commonwealth.

         SECTION 13.09 SEVERABILITY. The parties hereby agree that it is not the intention of any party to violate any public policy or statutory or common law by execution of this Agreement or consummation of the transactions contemplated by this Agreement and that if any provision in this Agreement is held to be invalid, illegal or unenforceable to any extent or in any application, then the remainder of this Agreement, including such provision except to such extent or application, shall not be affected thereby and shall remain binding and enforceable to the extent lawfully permitted under applicable laws.

         SECTION 13.10 PROTECTION OF CONFIDENTIAL INFORMATION. Seller and Purchaser will keep confidential and will not, without the other party's written consent, divulge to any person or entity the terms and conditions of this Agreement , except to the extent that in the opinion of counsel of either party it is required to do so by any applicable law or regulation. In the event Seller or


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

Purchaser, as the case may be, is, in the opinion of its counsel, required to disclose any information related to the transaction contemplated herein, said party may make such disclosure after giving notice of the terms thereof to the other party.

         SECTION 13.11 EXPENSES. Except as may be otherwise provided herein, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement including all fees and expenses of agents, representatives, counsel and accountants.

         SECTION 13.12 NO OBLIGATIONS AS TO EMPLOYEES. It is the intention of parties hereto to purchase and sell the Assets pursuant to the terms and conditions stated herein. Therefore, under no circumstances anything herein shall be construed as imposing upon Purchaser any obligation or liability to Seller's employees or in connection with Seller's other assets, or imposing upon Seller any obligation or liability to Purchaser's employees or in connection with Purchaser's other assets.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers on the date set forth above.

         SELLER:                             PURCHASER:

ORIENTAL BANK AND TRUST                      POPULAR LEASING & RENTAL, INC.


By:                                          By:
    -----------------------------                -----------------------------
    Eli Diaz                                     Andres F. Morrell
    Executive Vice President                     President


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